Exhibit 99.1

Industrial Tech Acquisitions II, Inc. Announces Termination of Merger Agreement with NEXT Renewable Fuels, Inc. and its Intention to Liquidate

NEW YORK, Oct. 31, 2023 (GLOBE NEWSWIRE) -- Industrial Tech Acquisitions II, Inc. (the “Company” or “ITAQ”) (Nasdaq: ITAQ) announced today that ITAQ and NEXT Renewable Fuels, Inc. have mutually agreed to terminate their previously announced Agreement and Plan of Merger(the “Merger Agreement”), effective as of October 31, 2023 by entering into a mutual termination and release agreement (the “Termination and Release Agreement”) among ITAQ, ITAQ Merger Sub Inc., NEXT and Industrial Tech Partners II, LLC (the “Sponsor”), which is ITAQ’s sponsor. In April 2023, in connection with an amendment to the Company’s certificate of incorporation to extend the date by which the Company must complete its initial business combination, public stockholders holding 15,901,113 Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, $165,137,380.09 (approximately $10.38 per share) was removed from the Trust Account to pay such holders, and the Company currently has 1,348,887 Public Shares outstanding.

The Merger Agreement was dated as of November 21, 2023, as amended. The Termination and Release Agreement terminates the Merger Agreement on mutually acceptable terms. The Termination and Release Agreement will be described in a Form 8-K to be filed by ITAQ

In view of the termination of the Merger Agreement, ITAQ determined that it would be unable to consummate an initial business combination within the time period in its amended and restated certificate of incorporation, as amended (the “Charter”) and ITAQ intends to dissolve and liquidate in accordance with the provisions of its Charter (“Liquidation”).

ITAQ expects to redeem all of its Public Shares for an estimated redemption price of approximately $11.00 per share (the “Redemption Amount”) after the payment of up to $50,000 of dissolution expenses, but before the payment of taxes. Record holders of the Public Shares will receive their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. ITAQ anticipates that the proceeds from the trust account will be paid to the public stockholders in approximately ten business days after October 30, 2023. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Sponsor has agreed to waive its redemption rights with respect to its outstanding Class B common stock issued to the sponsor prior to the Company’s initial public offering.

About Industrial Tech Acquisitions II, Inc.

ITAQ is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. ITAQ is sponsored by Texas Ventures, a leading technology and venture capital firm with expertise in capital markets and structured finance. The firm provides guidance, insight and capital to assist entrepreneurial teams and managers who have the desire and talent to build exceptional companies. The Texas Ventures’ approach is to identify emerging trends and opportunities prior to recognition by the broader marketplace, and to take a proactive approach in working with entrepreneurs and managers who they believe have the ability to build world-class companies.

Forward-Looking Statements

The press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties. A more complete discussion of the risks and uncertainties facing the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” in amendment no. 1 to ITAQ’s registration statement on Form S-4, which was filed with the SEC on October 18, 2023 under the captions “Risk Factors,” “Cautionary Note Concerning Forward-Looking Statements” and “ITAQ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other documents of the Company filed, or to be filed, with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact

Lisa Russell

Industrial Tech Acquisitions II, Inc.

(713) 599-1300